UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2011

ARLINGTON ASSET INVESTMENT CORP.
(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North
Arlington, VA 22209
(Address of principal executive offices) (Zip code)

(877) 370-4413
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Arlington Asset Investment Corp. (the “Company”) issued a press release on July 27, 2011 announcing its financial results for the quarter ended June 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section.  Furthermore, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2011, the Board of Directors (the “Board”) of the Company approved certain amendments to, and a restatement of, the Company’s Bylaws (as so amended and restated, the “Amended and Restated Bylaws”).  A summary of the amendments set forth in the Amended and Restated Bylaws is set forth below:

•
Place and Time of Meetings.  Article I, Section 1.1 (Place and Time of Meetings) was amended to authorize the Board to permit shareholders to participate in any meeting of shareholders by means of remote communication and to confirm the authority of the Board (or any committee of the Board) to postpone any previously-scheduled meeting of shareholders prior to the time previously scheduled for such meeting.

•
Meeting Procedure.  Article I, Section 1.2 (Procedure) was amended to alter the procedure for selecting the person to serve as chairman of meetings of the shareholders and to confirm the chairman’s authority to adjourn or recess such meetings.  The amendments also clarify the Board’s and the chairman’s authority to adopt rules, regulations and procedures for the conduct of meetings of the shareholders.

•
Annual Meeting Date.  Article I, Section 1.3 (Annual Meeting) was amended to clarify that the annual meeting of shareholders will be held on such date and time as the Board may fix from time to time.  The Bylaws previously provided that if the Board did not fix the time and date for the annual meeting of shareholders, the meeting for any calendar year would be held on the fourth Thursday in May (or the next succeeding business day if that day was a legal holiday).

•
Advance Notice Provisions.  Article I, Section 1.4 of the Bylaws (Notice of Shareholder Business and Nominations - Annual Meeting) and Section 1.6 of the Bylaws (Notice of Shareholder Business and Nominations - Special Meetings), the Company’s “advance notice” provisions, were amended to clarify and expand the requirements for shareholders to nominate directors for election or propose other business at meetings of the shareholders.  The amendments, which are set forth in Section 1.6 of the Amended and Restated Bylaws (Advance Notice of Shareholder Business and Nominations):

o
clarify and enhance the information required with respect to (a) shareholders proposing business or nominating directors and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including information concerning derivative ownership and hedging transactions, (b) shareholder nominees for director, (c) other business that the shareholder proposes to bring before the meeting and (d) any affiliates, associates or others acting in concert with any such shareholder;

o
require shareholders proposing business or nominating directors to update information submitted to the Company as of the record date for the shareholder meeting and as of the date that is ten business days prior to meeting (or any adjournment of postponement thereof); and

o
clarify that, in addition to the information explicitly required in the Bylaws, a shareholder proposing a director nominee may be required to furnish other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as director of the Company.

•
Acceptance of Nominations and Proposals.  Section 1.5 of the Amended and Restated Bylaws (Order of Business at Meetings of Shareholders) clarifies that (a) only such persons who are nominated in accordance with the Bylaws will be eligible to be elected at an annual or special meeting of shareholders to serve as a director of the Company, (b) only such business that is made or proposed in compliance with the Bylaws will be conducted at a meeting of shareholders, (c) for nominations of directors or proposals of other business to be properly made at an annual meeting of shareholders by a shareholder, the shareholder must be a shareholder of record at the time of the Company’s notice of meeting and at the time of the annual meeting, (d) for nominations of directors to be made at a special meeting of shareholders by a shareholder, the shareholder must be a shareholder of record at the time of the Company’s notice of meeting and at the time of the special meeting, and (e) compliance with Article I, Sections 1.5(a) and (b) are the exclusive means for a shareholder to make a nomination or submit other business proposals (other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended).

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•
Director Qualification.  Article I, Section 1.7 of the Amended and Restated Bylaws (Submission of Questionnaire, Representation and Agreement) was added to clarify and enhance the qualifications for a nominee to be eligible for election or reelection as a director of the Company including requiring (a) a written questionnaire to be delivered with respect to the nominee’s background and qualifications, and (b) a written representation and agreement that such person is not and will not become a party to certain voting or compensation arrangements and that such person, if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

•
Notice of Meetings.  Article I, Section 1.8 (Notice of Meetings) was amended to clarify that notice of any meeting of the shareholders may be given in any manner permitted by applicable law to each shareholder entitled to notice of such meeting.

•
Voting by Written Ballot.  Article I, Section 1.10 (Quorum and Voting Requirements) was amended to provide that (a) unless required by law or determined advisable by the meeting chairman, the vote on any question need not be by written ballot, and (b) if authorized by the Board, a vote taken by written ballot may be submitted by electronic transmission.

•
Proxies.  Article I, Section 1.11 (Proxies) was amended to allow shareholders to appoint proxies by signing an appointment form or by electronic transmission and to specify certain procedures in connection therewith.

•
Voting List.  Article I, Section 1.12 (Voting List) was amended to update, consistent with Virginia law, the procedures relating to preparation and availability of the list of shareholders entitled to vote at any meeting of shareholders.

•
Opening and Closing of Polls.  Article I, Section 1.13 (Inspectors of Elections; Opening and Closing of the Polls) was amended to clarify that, if the meeting chairman fails to announce the opening and closing of the polls, then the polls will be deemed to have opened at the beginning of the meeting and closed upon the final adjournment of the meeting.

•
Fixing of Record Date.  Article I, Section 1.14 (Fixing Record Date) was amended to provide that, where the Board fixes a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, such date shall not be more than 70 days prior to the date on which the particular shareholder action is to be taken.  Previously, the Bylaws provided that record date could not be more than 120 days prior to the date on which the shareholder action was to be taken.  Section 1.14 was also amended to clarify that the record date fixed by the Board will be considered the record date for shareholders entitled to notice of and to vote at the meeting, unless the Board fixes separate record dates for the purpose of notice and voting.

•
Election of Directors.  Article II, Section 2.3 of the Bylaws (Election) was removed because Section 1.10 of the Amended and Restated Bylaws (Quorum and Voting Requirements) addresses the election of directors.

•
Director Resignations.  Article II, Section 2.4 of the Amended and Restated Bylaws (Resignations) was amended to provide that a director resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, upon receipt by the Board, the Chairman of the Board or the Secretary.  Previously, a director resignation would take effect at the time specified in the notice of resignation or, if no time is specified, upon receipt by the Chairman of the Board, the President or the Secretary.

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•
Date of Annual and Regular Board Meeting.  Article II, Section 2.5 of the Amended and Restated Bylaws (Annual and Regular Meetings) was amended to provide that an annual meeting of the Board shall be held immediately following the annual meeting of shareholders or at such other date and time and determined by the Board.

•	Removal of Directors. Article II, Section 2.6 of the Bylaws (Election) was removed.

•
Notice of Board Meetings.  Article II, Section 2.7 of the Amended and Restated Bylaws (Notice of Meetings) was amended to (a) clarify that notice of special meetings of the Board may be given personally and by electronic mail and (b) reduce the required notice of special meetings of the Board from five calendar days to 24 hours.

•
Board Committee Authority.  Article III, Section 3.2 of the Amended and Restated Bylaws (Authority of Committees) was amended to clarify that a committee of the Board may not approve or recommend to shareholders an action that is required by law to be approved by shareholders unless such action is also approved or recommended by the full Board.

•	Amendments. Article VII, Section 7.5 (Amendments) was amended to clarify that the Bylaws may be amended by the Board or the shareholders.

•	Additional Changes. Certain other non-substantive, technical, conforming, updating or clarifying changes were made throughout the Amended and Restated Bylaws.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, as adopted and effective on July 27, 2011, a copy of which is filed herewith as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Arlington Asset Investment Corp., as amended and restated on July 27, 2011.

99.1	Arlington Asset Investment Corp. Press Release dated July 27, 2011.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: July 27, 2011	By:	/s/ Kurt R. Harrington
	Name:	Kurt R. Harrington
	Title:	Executive Vice President, Chief Financial Officer
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Arlington Asset Investment Corp., as amended and restated on July 27, 2011.

99.1	Arlington Asset Investment Corp. Press Release dated July 27, 2011.